Exhibit 10.15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DATED 14 DECEMBER 2012

AGREEMENT FOR THE SUPPLY OF ARGATROBAN AND TOPOTECAN

between

CIPLA LIMTED

and

EAGLE PHARMACEUTICALS, INC.

CONTENTS

CLAUSE
1.	Supply of Products	1
2.	Limitation of liability	6
3.	Indemnity	7
4.	Entire Agreement	7
5.	Waiver	8
6.	Payment of Amounts	8
7.	Transfer of Manufacture	9
8.	Term and Termination	9
9.	Consequences of Expiry/Termination	10
10.	Governing law and jurisdiction; miscellaneous	11
Annexure I- Quality Agreement		14

THIS AGREEMENT FOR SUPPLY OF ARGATROBAN AND TOPOTECAN (Agreement) is dated 14 December 2012

PARTIES

(1)                                 CIPLA LIMITED incorporated and registered in India with company number whose principal place of business is at Mumbai Central, Mumbai, 400 008, India (Cipla).

(2)                                 EAGLE PHARMACEUTICALS, INC. incorporated and registered in Delaware USA with its principal place of business located at 470 Chestnut Ridge Road, Woodcliff Lake, NJ 07030, USA (Eagle).

BACKGROUND

(A)                               Cipla and Eagle are parties to a Contract Manufacturing and Supply Agreement dated 18 September 2009 (Supply Agreement), which covers the supply of Argatroban Product and Topotecan Product.

(B)                               Cipla provided to Eagle a termination notice dated 21 September, 2012 with respect to the Supply Agreement as regards the supply of Argatroban Product only, with the remainder of the Supply Agreement remaining in force in respect of all other Products.

(C)                               Eagle has rejected the termination notice provided by Cipla. However, without prejudice to the aforesaid termination notice issued by Cipla, the parties are, by this Agreement, attempting to resolve their disputes.

(D)                               Cipla and Eagle also wish to terminate the supply of Topotecan Product under the Supply Agreement.

(E)                                Eagle has requested that Cipla, notwithstanding Cipla’s termination notice with respect to the Supply Agreement, continue to supply Argatroban Product for sale in the territory of United States of America (USA) and Topotecan Product for sale in the territory of European Union (EU) to Eagle (for the respective product USA and EU to be referred to as Territory) pursuant to clause 8.1.

(F)                                 Accordingly, Cipla is prepared to supply non-exclusively, and Eagle is prepared to be supplied, Argatroban Product and/or Topotecan Product on the terms of this Agreement with effect from the date of this Agreement (Effective Date).

AGREED TERMS

1.                                      SUPPLY OF PRODUCTS

1.1                               Subject to clause 5.2, the parties agree that, effective on the Effective Date, the Supply Agreement has been terminated with respect to Argatroban Product and Topotecan Product for the territories mentioned therein and that all supply of Argatroban Product

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and Topotecan Product by Cipla to Eagle is pursuant to the terms of this Agreement only and in no event shall this Agreement be construed as a continuation of the supply of Argatroban Product or Topotecan Product under the terms of the Supply Agreement. Notwithstanding the foregoing, the Quality Agreement dated 10 June 2011 and entered into between Eagle and Cipla (the Quality Agreement) shall, upon execution of this Agreement, automatically stand terminated. Both parties hereby agree to a revised quality agreement, attached hereto as Annexure 1. In case of any inconsistency between the terms of this Agreement and the Quality Agreement, this Agreement shall prevail.

1.2                               The following commercial terms shall apply to the supply of Argatroban Product and Topotecan Product on a non-exclusive basis:

(a)                                 Argatroban Product: 50ml vial of 1mg/ml Argatroban.

(b)                                 Topotecan Product: 3mg/mL, in a 1mL and 5mL vial.

(c)                                  Argatroban Product Price: The price per vial of Argatroban Product on FOB/FCA Mumbai basis is US$[*] and US$[*]; provided, that [*], the Argatroban Product Price will be equitably amended (up or down, as applicable). The parties acknowledge and agree that (i) Eagle ordered and pre-paid for Argatroban Product pursuant to this Agreement prior to the date hereof at $[*] per vial, (ii) the [*], (iii) the price per vial is of the Argatroban Product is therefore $[*], and (iv) the parties will mutually agree on an appropriate methodology of [*] by Eagle as soon as practicable after the date hereof.

(d)                                 Topotecan Product Price: The price per vial of Topotecan Product [*] is US$[*] per 1ml vial and US$[*] per 5ml vial, [*], provided, that [*], the Topotecan Product Price will be equitably amended (up or down, as applicable). This price is subject to the exact same formulae (including the packaging material) being used for EU (as was used in the USA under the Supply Agreement).

(e)                                  Argatroban Product Batch Size: [*].

(f)                                   Topotecan Product Batch Size: [*].

(g)                                  Inventory:

(i)                                     Eagle shall supply Cipla with a yearly estimated forecast of its demand for Argatroban Product and Topotecan Product set out on a [*] basis and agrees that Cipla will need to acquire inventories [*] and other raw materials and components in order to meet Eagle’s forecasted requirements of Argatroban Product and Topotecan Product notwithstanding that such forecasted requirement is Eagle’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

estimated requirements. In order to assist Cipla to maintain sufficient capacity at the manufacturing facilities of the Argatroban Product and Topotecan Product, Eagle agrees that the [*] of the said forecast shall be considered as firm and binding on Eagle to purchase the quantities mentioned therein.

(ii)                                  Eagle shall pay Cipla the cost incurred by Cipla in respect of any inventories acquired by Cipla in order that Cipla may satisfy such forecasted demand of Eagle that Cipla is unable, for whatever reason, to use in the supply of Argatroban Product and/or Topotecan Product to Eagle, unless Cipla is able to utilize this inventory elsewhere.

(h)                                 Orders: Eagle shall place orders for complete registered batch size (Batches) or multiples thereof.

(i)                                     Payment:

(i)                                     Cipla shall invoice Eagle for the quantities of Argatroban Products and/or Topotecan Products, at least [*] prior to the start of a mutually agreed [*], as Eagle shall order pursuant to any purchase order submitted by Eagle, upon acceptance by Cipla of such purchase order. Eagle shall pay such invoice in full by wire transfer to the designated bank account of Cipla within [*] from the date of the invoice.

(ii)                                  Cipla shall have no obligation to commence manufacture or supply of any Argatroban Product and/or Topotecan Product ordered by Eagle pursuant to an accepted purchase order until payment in cleared funds has been received in full by Cipla; provided, however, that once funds have been deposited into Cipla’s account, Cipla will use commercial reasonable efforts to commence manufacturing and meet the mutually agreed manufacturing dates. Subject to clause 1.2(j), if such mutually agreed upon date will not be met by Cipla, Cipla will inform Eagle as soon as reasonably practicable and the parties shall agree on a revised delivery schedule. Cipla shall take all commercially reasonable action necessary to deliver product on such revised delivery schedule.

(iii)                               Cipla shall supply the yield of the Batches ordered by Eagle pursuant to such accepted purchase orders and no refund shall be due to Eagle regardless of the yield of such Batches; provided, however, that Cipla shall use commercially reasonable efforts to improve the yield based on the manufacturing process and specifications of the approved 505(b)(2) regulatory file.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j)                                    Delay: The delivery of the Argatroban product and/or Topotecan product shall be [*] basis. In the event of any delay in delivery of any Argatroban Products and/or Topotecan Products such that delivery is, or is likely to be, effected after the delivery date specified in the accepted purchase order and such delay results from any circumstance not within Cipla’s direct and sole control or was unforeseeable by Cipla at the time it accepted such purchase order, then:

(i)                                     Cipla shall use commercially reasonable efforts to rectify in a timely manner any delay that is not within its direct and sole control;

(ii)                                  Cipla shall have no liability whatsoever to Eagle in respect of such late delivery;

(iii)                               Eagle shall not be entitled to adjust payment against future batches or reject or refuse to pay for such Argatroban Products and/or Topotecan Products on the grounds that the delivery is late; and

(iv)                              any accelerated measures such as [*] required to minimise any such delay in delivery shall be taken solely at Eagle’s discretion and cost. For the avoidance of doubt, [*].

(k)                                 Quality Acceptance, Quality Control and Product Release:

(i)                                     Within [*] of the receipt of the product at Eagle’s (or Eagle nominated) premises, Eagle shall conduct a review of the Argatroban Product and/or Topotecan Product batch records and confirm whether the product complies with the specifications as set forth in approved regulatory application (Specifications). If within the above-mentioned [*] Cipla has not received any notification from Eagle, the shipment will be deemed accepted by Eagle; provided that such acceptance shall not (i) adversely affect or otherwise diminish Eagle’s rights to receive shipments in compliance with clause 2.1 or (ii) preclude a subsequent rejection of any shipment of product by Eagle following discovery of an inherent proven manufacturing defect in such product arising out of a non-conformity to the corresponding Specifications provided that such defect is solely attributable to Cipla,

(ii)                                  In case Eagle notifies Cipla that the Argatroban Product and/or the  Topotecan Product contain an inherent manufacturing defect, and if such finding is rejected by Cipla, the parties will refer a sample of the subject shipment to a mutually agreed upon U.S independent laboratory or industry expert mutually appointed by the parties. In case such independent laboratory/expert finds that the Argatroban Product and/or the Topotecan Product contains an inherent proven

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

manufacturing defect arising solely out of non-conformity to the corresponding Specifications and provided such defect is attributable solely and directly to Cipla, Cipla shall, within a reasonable period, replace the non-conforming product with a conforming product. The report of the independent laboratory will be final and binding. Eagle shall, at Cipla’s sole option and expense, either return such non-conforming product within a reasonable period of time, or destroy the same and provide a certificate of destruction to Cipla.

(l)                                     Eagle shall release the Argatroban Product and/or Topotecan Product onto the market in the Territory only after ensuring that the Argatroban Product and/or Topotecan Product materially conforms to the Specifications as agreed between the parties, based on a review of the batch records. Subject to clauses 1.2(k), 1.2(m) and 2.1, once the Argatroban Product and/or the Topotecan Product is released in the Territory, Cipla shall not be held responsible for any reason whatsoever. Cipla shall supply Eagle, as reasonably requested by Eagle, with all manufacturing and packaging records including all test results and release and conformance certifications and a copy of the raw data as needed to assess acceptability of each batch. At the request of Cipla, Eagle shall provide to Cipla such copies of the release records of activities conducted by Eagle.

(rn)                             Subject to clause 2.3, in the event that the Argatroban Product and/or Topotecan Product under this Agreement contains an inherent proven manufacturing defect arising solely out of non-conformity to the corresponding Specifications provided such defect is attributable solely and directly to Cipla, for the said products, Cipla shall promptly replace said non-eonforming product with a conforming product at its sole cost.

(n)                                 Cipla additionally agrees:

(i)                                     not use the intellectual property provided by Eagle, the formulation work provided by Eagle to Cipla or any of Eagle’s confidential information provided by Eagle for any reason other than in performing its obligation hereunder, provided that Cipla shall be entitled to develop, have developed, manufacture, have manufactured, sell, commercialise or in any manner make available any Argatroban Product and/or Topotecan Product without the use of any intellectual property provided by Eagle;

(ii)                                  Eagle shall have the right, upon reasonable notice to Cipla and during normal business hours, not more than once during any calendar year, unless Eagle reasonably believes that there may be a problem associated with a product or manufacturing facility that makes additional inspection advisable, to audit Cipla’s facilities for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such product to ensure that the products are being manufactured, packaged and stored in compliance with the applicable Specifications, and all applicable laws and regulations, including without limitation, cGMP; and

(o)                                 Eagle agrees that it shall obtain and maintain valid throughout the term and [*] after expiry or earlier termination of the  Agreement and/or shelf life of the Products supplied under the Agreement,  full and sufficient comprehensive or general commercial liability insurance, including transit insurance from the delivery destination, third party, public and product liability insurance from reputed insurers with ‘A’ rating, at its own cost, to cover its actual and potential liabilities hereunder and shall name Cipla as additional insured. Eagle shall, upon request by Cipla, provide the certificate (or equivalent confirmation) of such insurance. Any such insurance does not relieve and/or limit Eagle’s liability under this Agreement.

2.                                      LIMITATION OF LIABILITY

2.1                               Subject to clause 1.2(l), Cipla warrants that finished Argatroban Product and/or Topotecan Product at the time of delivery hereunder shall (i) have been manufactured in accordance with cGMPs and other applicable laws, including the U.S. Federal Food, Drug, and Cosmetic Act, and (ii) conform to product Specifications provided by Eagle. Cipla gives no other warranty nor makes any representation in respect of Argatroban Product and/or Topotecan Product supplied under this Agreement and all implied warranties are excluded to the maximum extent legally permissible.

2.2                               Except as expressly provided in clauses 1.2(k), 1.2(m) and 2.1, to the maximum extent legally permissible, Cipla shall have no liability to Eagle (including any liability in tort) under or in connection with this Agreement. In particular, Cipla shall have no liability to Eagle for any:

(i)                                     loss of profits;

(ii)                                  loss of revenue;

(iii)                               loss of or damage to reputation or goodwill;

(iv)                              loss of opportunity;

(v)                                 wasted management or other staff time;

(vi)                              losses or liabilities under or in relation to any other contract; or

(vii)                           any indirect or special loss or damage.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.3                               Notwithstanding anything to the contrary in any prior agreements or the provisions of this Agreement, in the event of any claim either by Eagle or a third party that the Argatroban Product and/or Topotecan Product sold prior to or after the Effective Date contains an inherent proven manufacturing defect arising solely out of non-conformity to the corresponding Specifications for the said products provided that such defect is attributable solely and directly to Cipla, Cipla’s liability under any circumstance whatsoever is restricted to replacement of the said non-conforming product with a conforming product.

3.                                      INDEMNITY

3.1                               Eagle agrees on demand to indemnify each of Cipla and its directors, officers and employees against any loss, damage, liability, demand, claim, recovery, judgment, execution, fine, penalty, charge and any other cost and expense of any nature or kind whatsoever, including any costs of recovery on a full indemnity basis suffered or incurred by it (Losses), from time to time, arising from any third party claim, demand, action or proceeding against any of Cipla and its directors, officers and employees arising out of or in connection with i) Eagle’s marketing or putting on the market of Argatroban Product and/or Topotecan Product (including, without limitation, any claim for infringement of any intellectual property rights and any product liability claim); ii) any breach of this Agreement by Eagle; or iii) any negligence of Eagle or its directors, officers and employees, in each case, except to the extent that such Losses result from (a) a breach by Cipla of clause 2.1, (b) the Argatroban Product and/or Topotecan Product under this Agreement containing an inherent proven manufacturing defect arising solely and directly out of nonconformity to the corresponding Specifications for the said products provided that such defect is attributable solely and directly to Cipla or (c) the gross negligence or wilful wrongful acts of Cipla.

4.                                      ENTIRE AGREEMENT

4.1                               This Agreement constitutes the entire agreement between the parties about the subject matter of this Agreement and in relation to such subject matter, supersedes and extinguishes (subject to clause 5.2) all earlier understandings and agreements between the parties and all earlier representations by any party. The parties have not entered into this Agreement in reliance upon any representation, warranty or promise. No representation or warranty or condition or any other term is to be implied in this Agreement whether by virtue of any usage or course of dealing or otherwise except as expressly set out in it.

4.2                               Any continuing obligation of either party for any supplies of Argatroban Product and/or Topotecan Product made prior to the Effective Date, shall be exclusively governed by the terms and conditions of this Agreement and nothing contained in the Supply Agreement or the Quality Agreement shall be deemed to survive for the said purpose, except as explicitly provided in Section 5.2 below.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.                                      WAIVER

5.1                               Subject to clause 5.2, on execution of this Agreement each party hereby irrevocably releases and discharges the other from all claims or demands whatsoever, under or in connection with the Supply Agreement, as it relates to the manufacture of; supply of, purchase of or otherwise relates to Argatroban Product and/or Topotecan Product including without limitation claims for negligence, whether arising before or on the date of this Agreement.

5.2                               The release and waiver at clause 5.1 shall not apply to:

(a)                                 Eagle’s obligation to pay any amounts validly invoiced by Cipla pursuant to the terms of this Agreement and the Supply Agreement;

(b)                                 Eagle’s obligations to make payments of the amounts as mentioned under clause 6.

All payments under this clause 5.2, shall be made within [*] of the receipt of the corresponding invoice raised by Cipla.

Eagle hereby waives its claim against Cipla in respect of Eagle claims related to the recall of the Argatroban Product (batch numbers 1-9).

6.                                      PAYMENT OF AMOUNTS

6.1                               Eagle shall pay to Cipla within [*] of the date of this Agreement the sum of [*] in respect of the [*] manufactured by Cipla pursuant to binding purchase orders submitted by Eagle and accepted by Cipla,

6.2                               Additionally, within [*] of the date of this Agreement, Eagle shall pay to Cipla the sum of [*] in respect of the [*] carried out by Cipla on the Argatroban Product and/or Topotecan Product as set forth in, and in satisfaction of, Cipla [*].

6.3                               Within [*] of date of receipt by Eagle of the invoice raised by Cipla, Eagle shall pay to Cipla

(a)                                 the charges for the terminal sterilization study on Argatroban Product amounting to [*]; and

(b)                                 the charges [*] on the Argatroban Product amounting to [*], provided that in the event Cipla has to incur any further changes for the [*], Eagle shall reimburse Cipla for such charges within [*] of the date of the receipt by Eagle of the invoices in respect thereof.

6.4                               Out of Pocket Expenses. Additionally, Eagle shall reimburse Cipla actual expenses incurred, without any mark-up, in relation to any out of pocket expenses incurred by Cipla and consented to by Eagle (such consent not to be unreasonably withhold, conditioned or delayed) in relation to (a) specific equipment or tools procured specifically

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

for the Argatroban Product and/or Topotecan Product; and (b) if technology-transfer activity requires Cipla personnel to travel to Eagle, its Affiliate or a third party site.

6.5                               Other Expenses.

(a)                                 Eagle shall pay to Cipla stability charges at [*] for complete testing per testing point, per strength, per stability condition, per orientation for sterile products;

(b)                                 Eagle shall pay to Cipla the costs for any additional work required either for the Argatroban Product and/or Topotecan Product (including manufacturing of exhibit batches and any data generation) as shall be mutually discussed and agreed by the parties provided that. Cipla shall not be obliged to commence such additional activity unless the scope of work and the charges for such activity are agreed.

6.6                               All payments under this clause 6 shall be made within [*] of the receipt of the corresponding invoice raised by Cipla.

6.7                               For the avoidance of doubt it is clarified that, in case Eagle does not make the payment according to the terms of this Agreement, Cipla shall have no obligation to supply the Argatroban Product and/or the Topotecan Product to Eagle. Additionally and without prejudice to any rights that Cipla may have, Cipla shall be entitled to terminate this Aireement with immediate effect.

7.                                      TRANSFER OF MANUFACTURE

7.1                               Eagle shall use its commercially best efforts to effect a transfer of the manufacture of Argatroban Product and Topotecan Product to an alternate manufacturer as soon as possible, but [*]. Eagle shall notify Cipla [*] of receiving regulatory approvals to manufacture Argatroban Product and Topotecan Product respectively [*].

7.2                               In addition to the above, both parties shall, in good faith, cooperate and negotiate [*] to allow and procure the transfer of such [*] product to [*].

8.                                      TERM AND TERMINATION

8.1                               This Agreement shall come into effect on the date of execution of this Agreement and shall remain in force until the earlier of:

(a)                                 In respect of Argatroban Product:

(i)                                     Receipt by Eagle of approval from the US FDA for manufacture of Argatroban Product for sale in the Territory at a third party manufacturing site;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)                                  31 March 2014 unless the parties agree in writing to extend this Agreement beyond such date;

(iii)                               Termination of this Agreement by either party in accordance with the terms of clause 8.2.

(b)                                 In respect of Topotecan Product:

(i)                                     Receipt by Eagle of approval for manufacture of Topotecan Product  for sale in the Territory at a third party manufacturing site;

(ii)                                  31 December 2013, unless the parties agree in writing to extend this Agreement beyond such date;

(iii)                               Termination of this Agreement by either party in accordance with the terms of clause 8.2.

8.2                               Without prejudice to any rights that have accrued under this Agreement, either party may terminate this Agreement with immediate effect by giving written notice to the other party if:

(a)                                 the other party fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than [*] after being notified in writing to make such payment; or

(b)                                 the other party commits a material breach of any term of this Agreement and (if such breach is remediable) fails to remedy that breach within a period of [*] after being notified in writing to do so; or

(c)                                  a receiver, or administrative receiver, is appointed over the whole or any part of the other party’s assets, or an order is made or a resolution passed for winding-up the other party (unless such order or resolution is part of a voluntary scheme for the reconstruction or amalgamation of the other party as a solvent corporation and the resulting corporation, if a different legal entity, undertakes with the terminating party to be bound by the terms of this Agreement) or the other party otherwise becomes subject to or takes advantage of the bankruptcy or insolvency laws applicable to it.

9.                                      CONSEQUENCES OF EXPIRY/TERMINATION

9.1                               Any expiry or termination of this Agreement shall be without prejudice to any rights or remedies that may have accrued under this Agreement as at the date of its expiry or termination. Furthermore, clauses 1.1, 1.2(1, j and k), 2, 3, 4, 5, 6, 9 and 10 shall survive any expiry or termination of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.                               GOVERNING LAW AND JURISDICTION; MISCELLANEOUS

10.1                        Confidentiality. Each party agrees to keep, any and all information received by the other party, whether under or in connection with this Agreement (or the Quality Agreement) as confidential and not use or disclose such information to any third party without the prior written consent of the party disclosing such information. This obligation of confidentiality shall survive during the term of this Agreement and for a  period of [*] from the earlier of the date of expiry or termination of this Agreement. Notwithstanding any of the foregoing, Eagle shall have the right to the use and disclose Cipla’s confidential information (i) to the applicable regulatory authorities and otherwise to the extent required in connection with its marketing, sale and use of Argatroban Product and Topotecan Product; and (ii) if Eagle determines that such information is required to be released pursuant to securities disclosure regulations. If either party is required under applicable law to disclose the other party’s confidential information by any court or to any governmental authority, the party required to disclose the other’s confidential information shall, prior to such disclosure, notify the other party of such requirement and all particulars related to such requirement. This Agreement does not constitute the conveyance of ownership with respect to or a license to any confidential information.

10.2                        Access. Cipla acknowledges that it is essential for Eagle to have periodic access to each Cipla facility at which Argatroban Product and Topotecan Product are manufactured for the purpose of conducting inspections and/or audits under this Agreement, including audits of Cipla’s compliance with cGMP and with applicable laws. Eagle shall have the right, upon reasonable notice to Cipla and during normal business hours, not more than [*] unless Eagle reasonably believes that there may be a problem associated with Argatroban Product or Topotecan Product or manufacturing facility that makes additional inspection advisable, to audit Cipla’s facilities for such Product to ensure that such Products are being manufactured, packaged and stored in compliance with the Specifications, and all applicable laws and regulations. Cipla shall make available to Eagle, books, records and documents which in any way pertain to the manufacture or quality control, testing and compliance procedures of Argatroban Product and Topotecan Product. If Eagle observes or discovers variances from established standards and methods of production of Argatroban Product and Topotecan Product or any noncompliance with cGMP or any other required standard herein, Eagle shall give written notice thereof to Cipla, and upon receipt of any such notice, Cipla promptly shall take all appropriate remedial or corrective action and give written notice to Eagle describing in reasonable detail such actions taken. If Cipla disagrees with any such advice and direction, the parties shall discuss in good faith an appropriate resolution.

10.3                        Record Retention. Cipla will retain copies of all batch documentation, and all other records or documentation generated by it in connection with the processing and testing of Argatroban Product and Topotecan Product under the terms of this Agreement, and all records which may be reasonable necessary to assist Eagle in the event of a product recall or adverse drug event or product complaint, [*] after the expiration date of each Argatroban Product and Topotecan Product to which the documentation relates and, if longer, such period as required by applicable law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.4                        This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and interpreted in accordance with the law of England and Wales with courts of England and Wales having jurisdiction in respect of it.

10.5                        The parties irrevocably agree that any dispute arising hereunder shall be governed conclusively and exclusively by the rules laid down by the London Court of International Arbitration (LCIA). The arbitration shall be conducted in English. The arbitration shall be conducted in London, United Kingdom.

10.6                        No waiver by any party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s right under any other provision of this Agreement. For the sake of clarity, this provision shall not affect Article 5 of this Agreement.

10.7                        Variation. Any variation of this Agreement shall be in writing and signed by or on behalf of each party.

10.8                        Notice. Any notice given under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or fax to the address mentioned hereinabove and for the attention of the relevant party.

10.9                        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

This Agreement has been entered into by Eagle and Cipla as of the Effective Date.

CIPLA LIMITED		EAGLE PHARMACEUTICLAS, INC.

By:	/s/ Abhayan Jawaharial	By:	/s/ Scott Tarriff

Name: Abhayan Jawaharial		Name: Scott Tarriff

Position: Chief Legal Officer		Position: CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ANNEXURE 1- QUALITY AGREEMENT

This Quality Agreement forms an integral part of the Agreement. In case of any inconsistency between the terms of this Quality Agreement and the Agreement, the Agreement shall prevail.

THIS QUALITY AGREEMENT (this “Quality Agreement”) is entered into by and between Eagle Pharmaceuticals, Inc (for the purposes of the Quality Agreement shall be hereinafter referred to as “Company”) and Cipla Ltd. (for the purposes of the Quality Agreement shall be hereinafter referred to as “Supplier”) and replaces all previous versions

RECITALS

WHEREAS, the parties desire to enter into this Quality Agreement, which shall define the responsibilities of Company and Supplier with respect to the quality assurance of the products manufactured for Company by Supplier, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants of the parties hereinafter contained, the parties hereto agree as follows:

AGREEMENT

1. Purpose: The purpose of this Quality Agreement is to set forth the responsibilities of Company and Supplier. Supplier shall manufacture and supply the Argatroban Product 50 ml vial of 1mg/ml and/or Topotecan Product 3mg/ml in a 1ml and 5m1 (hereinafter for the purpose of the Quality Agreement shall be referred to as the “Product(s)”) in accordance with the current “Rules Governing Good Manufacturing Practice” in the U.S. Code of Federal Regulations (21 CFR 211) and the current Good Manufacturing Practice Standards as set forth in Europe (e.g. -Annex 1, etc) and the Product specifications and as per the terms of the Agreement. This Quality Agreement provides the methods for implementing the quality assurance and regulatory affairs provisions and the specific responsibilities of each party with respect to product quality in accordance with the Agreement.

2. Definitions. The following terms for the purpose of this Quality Agreement shall have the following respective meanings:

2.1       ANDA shall mean an Abbreviated New Drug Application for the finished Product submitted to the FDA or any other comparable filings submitted by Company to any comparable regulatory authority in the Territory including any amendments or supplements thereto.

2.2       NDA shall mean a New Drug Application for the finished Product submitted to the FDA by Company, or any other comparable filings submitted to any comparable regulatory authority in the Territory by Company, including any amendments or supplements thereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.3       Active Pharmaceutical Ingredient (API) Specifications shall mean the Bulk Formulated Drug Substance Specifications and requirements contained in or made a part of Company’s ANDA/NDA or other regulatory filing for territory.

2.4       Components shall mean all containers, closures, packaging components, labels and labeling necessary for the manufacture of the finished Product as finished goods.

2.5       FDA shall mean the United States Food and Drug Administration.

2.6       EMA shall mean the European Medicines Agency and as a regulatory agency of the European Union can represent any European Regulatory Agency such as the Medicines & Health Care Products Regulatory Agency (MHRA) in the UK etc.

2.7       Materials shall mean all inactive raw materials used in the formulation of the finished Product necessary for the manufacture of the finished Product as finished goods.

2.8       Re-processing shall mean any finished product or intermediate which is sent back  through any portion of the formulation or filling process; provided, however, that Re-  processing does not include the steps associated with labeling, packaging or re-inspection.

2.9       Specifications shall mean the finished Product description and attributes set forth in the approved Regulatory applications.

2.10 Territory shall have the meaning assigned to it under the Agreement.

2.11 Work in Process shall mean Materials and Bulk Formulated Drug Product from the time of pre-weighing for allocation to a manufacturing lot until satisfactory completion of quality testing for such manufacturing lot.

3.              BSE/TSE Warranty. Supplier will certify that all Active Ingredient, Materials and Components used in the manufacture of Product are not of animal origin. If any Active Ingredient, Materials or Components are of animal origin, particularly if they are of ruminant origin, Supplier will certify in writing that the Product is free of Bovine Spongiform Encephalopathy and Transmissible Spongiform Encephalopathy. Supplier will also certify that the Product has not come in contact during the manufacturing process with any equipment used with materials of animal origin. Notifications will be provided to Company prior to change in BSE/TSE status at Supplier.

4.              Master Formula. The composition of Products to be said in the EU / U.S. will be as stated in the applicable Product DMF / ANDA / NDA and European Regulatory Dossier, as applicable.

5.              Manufacturing Conditions. Supplier represents that it has, adequate premises and equipment and sufficient knowledge and experience to carry out activities relating, directly or indirectly, to the manufacture and supply of Product to Company. Supplier represents that it  has a formal program to train and document training of its employees. Supplier represents that all employees are fully trained and qualified to perform their duties. As of the date of the execution

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of this Quality Agreement, Supplier is an EMA / FDA approved manufacturer of pharmaceuticals and is, as such, under the inspection of the U.S. Food and Drug Administration and other regulatory agencies.

6.              Good Manufacturing Practices. Products will be manufactured and packaged by Supplier in accordance with current Good Manufacturing Practices (“cGMP”).

7.              Chemical and Packaging Component Inspection and Release. Supplier shall test, inspect and release all Active Ingredient and inspect and release all Materials and Components used in the manufacture of Product. Supplier shall inspect and release all labels, package inserts, and labeling utilized for Product for conformance with approved masters. Supplier shall inspect and release all other packaging components in compliance with Specifications. All Active Ingredients, Components and Material for Product to be sold in the EU / U.S. will be procured, by Company or Supplier, in accordance with the applicable approved U.S. ANDA/NDA and the FDA Act and European Regulatory Dossier. Supplier and Company shall mutually agree upon any proposed change to such suppliers, tests or release requirements, subject to the procedure described herein. Both Supplier and Company agree that either party may participate in quality audits of all Active Ingredient, Material and Component suppliers. Both Supplier and Company shall ensure that manufacturer of Active Ingredient complies with ICH Q7 Guideline, Good Manufacturing Practice for Active Pharmaceutical Ingredients.

8.              Documentation. Supplier shall provide to Company complete specifications, written manufacturing and testing procedures and other documentation necessary for the manufacture of the Product. Supplier will update such information to reflect changes in the manufacture and/or packaging of the Product with new information prior to implementing such changes. Master batch record for Company owned products will be reviewed and approved by a Company representative prior to implementation.

9.              Labeling.

(a)         All labels for Products shall use the Company name. The Company NDC number shall be used for the US market. Supplier shall be permitted to use such labels only on Products delivered to Company. Company shall approve in a timely manner the artwork for labeling for the containers, package inserts and shipping containers in the form specified by Supplier. Company shall have approved all such labeling in writing in advance of initial printing. Unless otherwise agreed, labeling approved by Company shall be the only labeling used by Supplier for Company Products, provided that the labels and package inserts are consistent with EMA / FDA and Supplier’s requirements with regard to physical dimensions and specifications relating to the methods of handling and affixing on the container.

(b)         All code or product specific printed material or labeling, excluding promotional and advertising material, shall be [*] electronically verified or printed on line for appropriate lot and expiration date. If electronic verification or on-line printing is not available for labels, 200% manual inspection is required.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)          Company will monitor the Reference Listed Drug package insert text for Company owned products. Company will comply with all regulatory requirements.

10.       Change Control. Company and Supplier will notify the other party in writing of any proposed change, including changes to the Active Ingredients or non-compendial materials and components, process specifications and/or controls, as well as the manufacturing and/or packaging of Product including changes to specifications, in-process specifications and process validation if the proposed change requires Regulatory Agency notification (e.g. —EMA / FDA Guidance Documents such as Changes to an Approved NDA or ANDA, or SUPAC, etc). Any such change must be agreed upon and approved in writing by Company prior to implementation or submission to regulatory authorities for approval. Supplier will submit a change control notification document containing the following elements prior to implementing the change: material affected, description of change, reason/justification for change including impact assessment, signature and date of Supplier representative, anticipated date of change. If the change is agreed to, the parties will develop an agreed upon timeline for implementing the change. Supplier will provide official copies of revised documents to Company [*] after internal Supplier’s approval or based on other mutually agreed upon timeframe.

11.       Batch Records. Records which include the information relating to the manufacturing, packaging and quality operation for each lot of Product shall be prepared by Supplier for each lot at the time at which such operations occur. The records shall include, but are not limited to, the following documentation: manufacturing, raw materials and components charge-in-records; mixing and filling records; packaging component charge-in records; packaging records; container and component traceability records; in-process and final laboratory testing results; in-process and final product physical inspection results; yield reconciliation for bulk and finished product; label samples; deviations and/or excursions from approved procedure (as well as the Supplier investigation and corrective actions) incurred during the processing and packaging of the lot. Company may review the original documents for each lot at its request when auditing the manufacturing site of Product(s). Supplier shall keep all batch records according to this section [*] after the expiration date of each Product lot.

12.       Batch Documents to be provided to Company for Each Lot. The following outlines the minimum batch documentation required to be provided to Company’s QA organization for release review of each lot of Product shipped to Company:

•                  Packaging Bill of Materials.

•                  Copies of all deviations/ exception reports for each lot (including OOS investigations)

•                  Copies of Certificate of Analysis for each lot.

•                  Full Batch Records for initial Lots as agreed between Company and the Supplier.

The certificate of analysis, signed by the responsible quality official, must include the numerical results for each test (chemical, microbiological and bacteriological) as applicable performed to assure results are in compliance with Product Specifications, the date of manufacture and expiration date of the Product, as well as a statement that the subject lot was produced in accordance to the applicable Regulatory Filing and in compliance with all applicable cGMP

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

requirements. At Company’s request copies of full batch record documentation are to be sent to Company’s QA organization.

13.       Shipping. Supplier shall assure that Product is handled and shipped until the port at Mumbai under approved storage conditions without damage to Product, until risk of loss has passed to Company Notwithstanding the above, on delivery of the Product at the Mumbai port, the risk of loss, damage passes to the Company with the Supplier having no liability whatsoever. Temperature recorders are to be included with each shipment of Product from Supplier to Company.

14.       Retention Samples. Supplier is responsible for storing, annual inspection, and maintaining retention samples of Products from each lot supplied to Company to meet regulatory requirements. Commencing with the inception of manufacturing, Supplier shall keep appropriate retention samples and records [*] after the expiration date of each Product lot. All retention samples shall be made available to Company for inspection at any time during Supplier’s normal business hours.

15.       Adverse Event Reporting. Any Adverse Event or Serious Adverse Event, as defined in 21 CFR 314 or designated as post-authorization ICSR by Volume 9A of the “Rules Governing Medicinal Products in the European Union: Pharmacovigilance for medicinal products for human use”, as appropriate, will be reported to Supplier as soon as possible after receipt of the incident by Company or its designated contract call center so that regulatory reporting requirements can be met. Supplier will report to Company or its designated contract call center any Adverse Event received directly as soon as possible. All Adverse Event investigations and reports will be shared between the parties and parties shall use commercially reasonable efforts to cooperate in investigations as needed, provided however that all Adverse Event regulatory filing as may be required by the FDA/ EMA (or any other regulatory authority shall be the sole responsibility of Eagle.

16.       Product Complaint. Company or its designated contract call center shall report all Product complaints to Supplier as soon as possible. Supplier shall assist Company in investigating Product complaints by analyzing Product and Materials to determine the cause, if any, of an alleged Product manufacturing defect or failure. Supplier shall use commercially reasonable efforts to provide a written report of its determination in a timely manner after receipt of Company’s written request and samples of the involved Product(s Company shall be responsible to ensure that Supplier receives samples of the Product(s) to be investigated. In the event that Supplier determines that any reasonable additional physical, chemical, biological, or other evaluation should be conducted by Supplier in relation to a product complaint, Supplier shall conduct the necessary evaluation and advise Company of the results. In the event that Company requests that any reasonable additional physical, chemical, biological, or other evaluation be conducted by Supplier in relation to a product complaint, Company shall so advise Supplier. In the event that Supplier determines after evaluation that such testing is reasonable to be done, Supplier shall conduct the necessary evaluation and advise Company of the results. Company shall correspond with complainants on all product complaints associated with Product(s).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.       Reprocessing. No reprocessing is to be performed.

18.       Expiration Dates. Company retains the right to approve all changes in expiration dates for the Product.

19.       Validation. Supplier shall validate, all processes, equipment, utilities, facilities and computers utilized in the manufacture, packaging, storage, testing and release of Products for regulatory submissions and’ commercial sale in conformance with all current EMA / FDA guidelines and regulations and other applicable regulatory agencies outside the U.S. as required. Company shall report to Supplier its intentions to sell outside US and assure Supplier is aware of requirements of agencies outside US prior to commencement of production for these territories. Supplier shall be responsible for and shall ensure that all validated systems are maintained according to EMA / FDA guidelines (and, other applicable regulatory agencies outside the U.S., if required) and that all required periodic revalidations are performed according to these guidelines. Company shall reserve the right to review all Master Validation Plans and the corresponding protocols (e.g. - process, equipment, computer validation) during agreed upon audits of such validation and final validation reports. Supplier agrees to allow a Company representative to be present to witness all validation activities. Supplier’s method validation activities will include but not be limited to the (a) Validation of analytical methods for API release and for inactive ingredients (if required); (b) validate analytical methods for release and stability testing of the Product; (c) develop and validate equipment cleaning methods; (d) develop and validate micro methods.

20.       Regulatory Visits. Supplier shall notify Company promptly, through its designee, the Company Vice President of Quality, of any inspections by the EMA / FDA or other regulatory authority inspection which pertain to any or Product (s) or facilities that produce Product (s). Supplier will allow the EMA / FDA to inspect, audit and review the facilities and Products are manufactured and all procedures, practices, books, records, and documents to the extent requested by the EMA / FDA. Supplier shall immediately notify Company in writing of any adverse finding or concern relating to inspections by the EMA / FDA, or other regulatory authority including but not limited to, any 483s or other deficiency report related to the Product or facilities which are used for the Product(s). Supplier shall keep Company informed of the resolution of all matters with the EMA / FDA. Supplier and Company shall consult on any corrective actions that relate to the Product. Company retains right to approve any corrective actions that directly affect Company owned Product(s).

21.       Changes to Specifications. Specifications of the Products shall not be supplemented, modified or amended in any respect without the prior written agreement of the parties; such agreement shall not be unreasonably withheld. In the event that Company desires any change to the Specifications of the Product(s), Company shall deliver written notice to Supplier specifying such change desired by Company and Supplier shall respond to any such notice [*] after Supplier’s receipt thereof. The Company and Supplier shall negotiate, in good faith, and amend the Specification as applicable. Supplier shall provide recommended timeline for implementation of specification revisions. Supplier will provide official copies of revised specifications to Company [*] after internal company approval or mutually agreed upon.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

22.       Commercial Stability. Supplier shall be responsible for the generation of all data and associated reports for all stability studies in support of the approved Regulatory Filing in accordance with the ongoing marketed stability protocol for each of the Products. Supplier shall provide Company on an annual basis with copies of stability data and reports at the time Supplier performs their annual review, for applicable products. If any out of specification result is not resolved [*], Supplier will Notify Company immediately of the situation and consult with Company on any corrective actions.

Supplier shall randomly pull and ship stability samples as requested for Company owned products. Samples shall be shipped under control conditions to the Company designee site if requested.

23.       Annual Report and Annual Quality Review. Supplier shall supply in a timely manner all process and Product (s) related information to the Company necessary for the Company to file the Annual Report for the Product (s). At the same time the Supplier will provide the Annual Quality Review report for the Product (s) to the Company’s Quality representative for review. Company and Supplier will consult on any actions or improvements necessary as a result of these Product reviews and reports concerning process deviations, non-conformities, exceptions, stability and release testing or changes that may have affected the Product (s). Company shall complete and file the Annual Report with the FDA or EMA as appropriate.

24.       Quality Inspections, Monitoring and Audits. As per the Agreement.

25.       Third-Party Manufacturers. To the extent that Supplier uses a third-party  manufacturer for any of the Products, then Supplier shall monitor and ensure that such third-party manufacturer is in compliance with the manufacturing standards set forth in this Quality Agreement. Subsequent to the execution of this Quality Agreement, Supplier shall comply with the provisions of this Quality Agreement prior to any additional use of third-party manufacturers for any of the Products. Supplier shall ensure that any third-party manufacturer complies with Company’s inspection and audit rights as set forth in this Quality Agreement with respect to such third party’s manufacturing facilities and records that relate to the Products.

26.       Provision of Documents to Customers. Supplier will provide, at Company’s request, specific documentation relating to the quality of manufacturing operations and regulatory history for the Products as requested by Company’s customers when such document request is considered reasonable by Supplier or when such documents would be available under the Freedom of Information Act.

27.       Regulatory Approval. Supplier represents that prior to the first commercial sale of Product to Company, and at all times thereafter during the Term of this Quality Agreement and the Agreement, it will have all necessary approvals including all permits, registrations, licenses and regulatory approvals to manufacture the Product(s).

28.       Regulatory Contacts. Company shall be responsible for any regulatory contacts and filings related to Company owned product(s). Supplier agrees to consult with Company prior to any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

material meetings or filing with the EMA / FDA with respect to the Product(s) after the Regulatory Filing approval (e.g. - Compliance inspection related items such as Warning Letter). Supplier shall provide Company in a timely fashion with copies of all material correspondence with the EMA / FDA that relates to the Product(s).

29.       Recall Action.

Subject to the Agreement, all coordination of any recall or field correction activities involving Company labeled Products shall be handled by Company, provided however that the Supplier shall at all times be informed of any such action involving the Company and the Products.

30.       Recall Records. Subject to the Agreement, each of the parties shall maintain complete and accurate recall records of Products for such periods as may be required by applicable law, [*].

31.                               Debarment. Supplier represents that it is not debarred under the Generic Drug Enforcement Act of 1992 and that Supplier does not employ or use the services of any individual who is debarred or has engaged in activity that could lead to debarment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX I
QUALITY ASSURANCE
RESPONSIBILITIES FOR PRODUCT

Responsibility for:	Cipla	Eagle

PRODUCT INFORMATION PACKAGE (batch record, labeling, etc)

— prepared by	X
— signed off by	X
— approved by		X

MASTER FORMULA AND METHOD

— prepared by	X
— approved by	X	X

SPECIFICATIONS

Active ingredients
— prepared by	X
— approved by	X	X

Excipient and Raw Materials
— prepared by	X
— approved by	X	X

Package components for transportation of PRODUCT (e.g. boxes)
— prepared by	X
— approved by	X	X

Primary packing components (e.g., vial, stopper)
— prepared by	X
— approved by	X	X

Responsibility for:	Cipla	Eagle

SPECIFICATIONS (Continued)

PACKED PRODUCT
— prepared by	X
— approved by	X	X

— outer packing components for PACKED PRODUCT (e.g., shipper)
— prepared by	X
— approved by	X	X

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

BATCH NUMBER	X

RAW MATERIALS AND EXCIPIENT

Inspection, testing and release	X
Retention of CERTIFICATE OF ANALYSIS	X
Retention of reference sample	X

MANUFACTURE OF PRODUCT

— In-process controls	X
— Full analytical testing (Including OOS investigation)	X
— Review of testing		X
— Checking of compliance with SPECIFICATION and Suitability of documentation	X	X
— Retention of batch manufacturing and control records for PRODUCT	X
— Labeling of storage or shipping containers for PRODUCT	X
— Retention of record for filling PRODUCT into containers for storage or shipping	X
— Approval of PRODUCT for filling	X
— Generation of CERTIFICATE OF ANALYSIS	X
— Retention of reference samples of PRODUCT	X
— Inspection, testing and release of containers	X
— Secure storage and handling of PRODUCT	X

Responsibility for:	Cipla	Eagle

FILLING, PACKING, INSPECTION AND RELEASE OF PRODUCT

— Filling of PRODUCT solution including in-process controls	X
— Approval of filled PRODUCT for packing	X
— Packing and labeling of PRODUCT including in-process controls	X
— Full analytical testing (Including OOS Investigation)	X
— Review of Full testing (Including OOS Investigation)	X	X
— Checking of compliance with SPECIFICATION and suitability of documentation	X
— Retention of BATCH DOCUMENTATION for PACKED PRODUCT	X
— Generation of CERTIFICATE OF ANALYSIS	X
— Retention of reference sample of PACKED PRODUCT	X
— Approval of PACKED PRODUCT	X	X
— Handling of PRODUCT up to delivery to Eagle	X
— Audit of all BATCH DOCUMENTATION as requested	X
— Final Release of PRODUCT from DC	X

LABEL DESIGN AND CHANGE CONTROL FOR CONTAINERS OF BULK PRODUCT

— prepared by	X	X

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

— approved by	X	X

CORE PACKAGING TEXT

— prepared by	X
— maintained by	X
— approved by		X

PACKAGE COMPONENT COPY DESIGN AND CHANGE CONTROL FOR PACKED PRODUCT

— prepared by	X
— approved by	X	X

DESTRUCTION OF HANDLING OF PROCESS WASTE GENERATED AT SUPPLIER	X

Responsibility for:	Cipla	Eagle

PROCESS & PACKING VALIDATION

— protocol & report prepared by	X
— protocol & report signed off by	X
— protocol & report approved by	X	X
— protocol executed by	X

COMPUTER AND OTHER VALIDATION

— protocol &report prepared by	X
— protocol & report signed off by	X
— protocol & report approved by	X
— protocol executed by	X

POST-MARKETING STABILITY CONFORMANCE

Stability protocol for SUPPLIER packing sites
— prepared by	X
— approved by	X	X

Stability testing for PACKED PRODUCT
— performance of testing	X
— review of stability results	X
— communication of stability performance to EAGLE	X

COMPLAINTS

Collection of complaints	X	X
Investigation of complaints	X
— follow-up manufacturing records	X
— Testing	X
— report to EAGLE	X
— action and documentation	X	X

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

— Response to Customer		X

ADVERSE EVENT REPORTING

— Collection of Adverse Drug Event (ADE) Information	X	X
— Investigation of manufacturing records	X
— Reporting of Event to Regulatory Authorities		X
— Action, documentation and filing	X

Responsibility for:	Cipla	Eagle

ANNUAL PRODUCT REVIEW

Provision of information on manufacture of PRODUCT (includes rejections, deviations, and process changes)
— BULK PRODUCT	X
— PACKED PRODUCT	X
— Generate report for Eagle	X
— Approved by	X	X
— filed by		X

Annual Quality Review of PRODUCT
— prepared by	X
— approved by	X	X
— action and documentation	X	X

REGULATORY AUTHORITY INSPECTION RECORDS FOR PRODUCT MADE AVAILABLE TO THE PARTIES	X	X

AUDITS

— supplier of primary packaging components	X
— API Supplier		X
— Manufacturing facilities		X
— audit reports made available to each party	X	X

HEALTH AND SAFETY AND PROTECTION OF ENVIRONMENT

— active ingredient	X
— BULK PRODUCT manufacture	X
— packing at SUPPLIER	X
— PRODUCT storage and handling up to delivery to EAGLE	X
— storage, handling and distribution of PRODUCT after receipt		X

EUROPEAN UNION PRODUCT TESTING AND RELEASE

— Establish Methods in EU Lab	X
— Assist, as appropriate, in transferring Methods to EU Lab	X
— Testing of Finished Product in EU		X
— QP Release in EU		X

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment No.1

This Amendment No. 1 (“Amendment”) is executed as of August 30, 2013 (“Amendment Effective Date”) by and between: Cipla Limited, a company registered under the Companies Act, 1913, having registered office at Mumbai Central, Mumbai 400008, Maharashtra, India (“Cipla”) and Eagle Pharmaceuticals, Inc., a Delaware corporation with principal place of business at 50 Tice Boulevard, Woodcliff Lake, NJ 07030, USA (“Eagle”).

Cipla and Eagle may be referred to, in the singular, as a “Party” and jointly as “Parties”.

Recitals:

(A)                               Cipla and Eagle entered into an Agreement dated 14 December 2012 for the supply of Argatroban Product and Topotecan Product (“Agreement”) for the territory of USA.

(B)                               The Parties have now had discussions and wish to amend the Agreement as follows, subject to the terms of this Amendment.

Agreed Terms:

In consideration of the mutual covenants and conditions set forth in this Amendment, the Parties hereby agree as follows:

1.                                      Effective as of the Amendment Effective Date and solely with respect to Argatroban Product, the Parties agree to amend sub-clauses (i) and (ii) of clause 1.2(i) of the Agreement and replace them as follows:

“1.2(i) Payment.

(i)                                     Eagle shall make payment of each shipment of Argatroban Product and Topotecan Product manufactured in terms with this Agreement within [*] of the invoice raised by Cipla (“Payment Due Date”)., which shall be raised on the date of the applicable shipment. Such payment shall be made by the Payment Due Date in full by wire transfer to an account as designated by Cipla.

(ii)                                  In the event, at any time during the subsistence of this Agreement, if payment in cleared funds have not been received in full by the Payment Due Date by Cipla of [*] previous batches of Argatroban Product and/or Topotecan Product manufactured by Cipla, Cipla shall have no obligation to commence manufacturing or to supply any Argatroban Product and/or Topotecan Product ordered by Eagle pursuant to a purchase order accepted by Cipla. Additionally, and without prejudice to any other rights of Cipla, for any delay in the payment of the Argatroban Product and/or Topotecan Product, Cipla shall be entitled to [*] on the value of the invoice.” Cipla will duly inform Eagle that it is not commencing manufacturing or supply any Argatroban Product and/or Topotecan Product ordered by Eagle due to non-payment.

2.                                      Solely with respect to the Argatroban Product, the Parties add a new clause 1.2(p) as follows:

“1.2(o) [*]. Cipla shall be responsible to (a) obtain the [*] licenses for the import of [*] the Argatroban Product [*], and (b) make any payments required to obtain and maintain such [*], provided that, (i) at the request of Cipla, Eagle shall provide reasonable assistance to Cipla in [*]; (ii) Eagle shall, promptly upon receipt of invoice, reimburse Cipla for all expenses in obtaining [*]; and (iii) Cipla shall not be responsible for a delay in [*] manufacturing the Argatroban Product for reasons beyond Cipla’s control.

Upon Cipla obtaining [*], Cipla shall [*] for the Argatroban Product [*].”

3.                                      Solely with respect to the Argatroban Product, the Parties agree to amend clause 7.1 and replace it as follows:

“7.1 Eagle shall use its commercially reasonable efforts to affect a transfer of manufacture of Argatroban Product to an alternate manufacturer as soon as possible, but [*]. Eagle shall notify Cipla [*] of receiving regulatory approvals to manufacture Argatroban Product at an alternate third party manufacturing site.”

4.                                      Solely with respect to the Argatroban Product, the Parties agree to amend clause 8.1 and replace it as follows:

“8.1 Solely with respect of Argatroban Product, and notwithstanding anything to the contrary, this Agreement will come into effect on the execution of the Agreement and shall stand terminated upon the later of (a) receipt by Eagle of approval from the US FDA for manufacture of Argatroban Product for sale in the Territory at a third party manufacturing site; or (b) 31 December 2014.”

Unless otherwise defined or provided for herein, all capitalized terms shall have the meaning as set forth in the Agreement.

Except as provided herein, the terms and conditions of the Agreement remain unchanged and continue to remain in full force and effect during the term of its validity. In the event there is any conflict between the terms of each of the Agreement and this Amendment, the terms of this Amendment shall prevail. This Amendment shall constitute the entire agreement between the Parties on the subject matter hereof and shall supersede all other written or oral communication, proposals, drafts, amendments, agreements and representations between the Parties hereto with respect to the subject matter hereof.

Signature Page Follows.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

IN WITNESS HEREOF, the Parties hereto have duly executed this Amendment through their authorised representative to be effective as of the Amendment Effective Date.

CIPLA LIMITED			EAGLE PHARMACEUTICALS, INC.

By:	/s/ Abhayan Jawaharlal	By:	/s/ Scott Tarriff
Name: Abhayan Jawaharlal			Name: Scott Tarriff
Title: Chief Legal Officer			Title: President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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